Exhibit 107

Calculation of Filing Fee Tables

Form S-1

QMIS TBS CAPITAL GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security	Security Class	Fee Calculation		Amount	Maximum Offering	Maximum Aggregate	Fee	Amount of Registration
	Type	Title	Rule		Registered(1)	Price	Offering(1)	Rate	Fee(2)
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457	(o)	3,833,333	$4.50	$17,250,000	0.0001476	$2,546.10
		Total Offering Amounts					$17,250,000	0.0001476	$
		Total Fees Previously Paid							-
		Total Fee Offsets							-
		Net Fee Due							$2,546.10

(1)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.